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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-93251, Form S-8 No. 033-62443, Form S-8 No. 333-12585, Form
S-8 No. 333-46953, Form S-8 No. 333-61911 and Form S-8 No. 333-51330) pertaining to The Lamson & Sessions Co. Nonemployee Directors Stock Option Plan, the Deferred Compensation Plan for Nonemployee Directors, The Lamson & Sessions Co. Deferred Savings Plan, the 1998 Incentive Equity Plan, and in the Registration Statement and related Prospectus (Form S-3 No. 333-65795) of the Lamson & Sessions Co. of our report dated January 30, 2001, with respect to the consolidated financial statements and schedule of The Lamson & Session Co., included in this Annual Report (Form 10-K) for the year ended December 30, 2000.



                                                      ERNST & YOUNG LLP


Cleveland, Ohio
February 23, 2001


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